Exhibit 99.1

                                  PRESS RELEASE

Globix Reaches Agreement to Acquire Aptegrity; Globix Expands Application Management Expertise and Enables Remote Managed Services Capabilities -- Rounds Out Managed Services Suite

NEW YORK, Oct. 6, 2003 -- Globix Corporation (OTC BB:GBXX.OB), a provider of managed Internet infrastructure services, announced that it had entered into an agreement to acquire Aptegrity, a managed services provider (MSP) focused on web-based applications.

The agreement was signed following approval from both companies' Board of Directors and is subject to customary closing conditions. Under the agreement, Globix will acquire substantially all of the assets and assume specific liabilities of Aptegrity. Terms of the deal were not disclosed.

In announcing the acquisition, Globix indicated that Aptegrity's operations will be a key component of Globix's continued evolution into a full-service managed applications and hosting provider. Further, Globix is committed to maintaining and strengthening Aptegrity's operations, ensuring all clients will receive the level of service and support they have come to expect from Aptegrity.

"This acquisition will unite the people, processes, tools and facilities to deliver on the promise of managed application services for enterprises," said Pete Stevenson, Globix's CEO. "Aptegrity has the processes and applications expertise to meet the needs of enterprise clients for complex applications, regardless of where the application is hosted. And Globix's data centers, IP network and managed services operations can provide the security and peace-of-mind that clients look for when making the decision to outsource their applications and internet infrastructure. Together we expect to offer our clients the ability to choose where and how they have their mission-critical applications managed and hosted."

"Clients today are looking for managed application partners that provide more depth and capability," said Carlo Cella, Aptegrity's President and CEO. "By bringing Aptegrity together with Globix, we meet that demand. Aptegrity strengthens its infrastructure, Globix broadens its capabilities, and our clients continue to get the convenience of a full-service managed application partner that can manage applications, on any server, anywhere, anytime."

John D. McCarthy, SVP of Corporate Development for Globix, said: "By integrating Aptegrity's capabilities, Globix is now in a position to offer enterprise clients a single Service Level Agreement that unifies all elements of their IP environment, from provisioning and maintaining network and facilities to managing hardware and the applications that reside on them. All with one point of contact and accountability for a client to turn to, insuring that their mission-critical applications are optimized, reliable and available 24 hours per day, 7 days per week."


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About Globix:

Globix (http://www.Globix.com) is a leading provider of managed Internet infrastructure services for business clients. Globix delivers applications and services via its secure Data Centers, high-performance global Tier 1 IP backbone, content delivery network, and its technical professionals. Globix provides businesses with technology resources and the ability to deploy, manage and scale mission-critical Internet-based operations for optimum performance and cost efficiency. Globix has operations in New York, London, Santa Clara and Atlanta.

About Aptegrity, Inc.

Aptegrity is a leading managed service provider (MSP) focused on web-based applications. It ensures that e-commerce, customer relationship management, database and similar applications and operating systems are operating at their APEX. Aptegrity provides a customizable, flexible solution, helping clients to protect Internet revenue streams, manage technology operating costs, improve user satisfaction, reduce operating risk and protect their investment in web systems while leveraging existing infrastructure. The company's approach helps organizations address potential threats to the success of their e-business initiatives, including insufficient staffing, diminished performance, limited scalability, ineffective monitoring and measurement, and unpredictable or escalating costs. Aptegrity has offices in New Jersey, California and the United Kingdom.

Risk Factors and Forward-Looking Statements

This press release contains forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. These statements are based on current information and expectations and are subject to risks and uncertainties that could cause the actual results of Globix to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties include: the company's ability to retain existing customers and attract new customers; its ability to match its operating cost structure with revenue to achieve positive cash flow; the sufficiency of existing cash and cash flow to complete the company's business plan and fund its working capital requirements; the insolvency of vendors and other parties critical to the company's business; the company's existing debt obligations and history of operating losses; its ability to integrate, operate and upgrade or downgrade its network; the company's ability to recruit and retain qualified personnel needed to staff its operations; potential market or technological changes that could render the company's products or services obsolete; changes in the regulatory environment; and other changes that are discussed in the Globix Annual Report on Form 10-K and other documents that the company files with the Securities and Exchange Commission.

Contact:
          Globix Corporation
          Michael van Dijken
          (212) 334-8500
          mvandijken@Globix.com